EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest CorporationSM Increases Its Quarterly Dividend

and Declares a $0.06/Share Quarterly Dividend

FORT SMITH, Arkansas, October 24, 2014 — The board of directors of ArcBest CorporationSM (Nasdaq: ARCB) announced an increase in its quarterly cash dividend to six cents ($0.06) per share.

Prior to this board action, ArcBest’s quarterly cash dividend was three cents ($0.03) per share.

For the current quarter, the board declared a quarterly cash dividend of six cents ($0.06) per share to holders of record of its Common Stock, $0.01 par value, on November 7, 2014, payable on November 21, 2014.

Under an existing ArcBest stock repurchase program originally approved by the board of directors in January 2003 and last utilized in February 2007, the available amount of stock purchases remaining is $18.2 million.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

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